NEWS

For Further
Information
Contact:

William R. Jellison                            FOR IMMEDIATE RELEASE
Senior Vice President and
Chief Financial Officer
(717) 849-4243


                    DENTSPLY International Inc.
          Reports Second Quarter 2005 Sales and Earnings



York, PA - July 26, 2005 -- DENTSPLY International Inc. (NASDAQ-XRAY) today announced sales and earnings for the quarter ended June 30, 2005. Net sales increased 4.8% to $444.8 million compared to $424.4 million reported for the second quarter of 2004. Net sales, excluding precious metal content, increased 7.4% in the second quarter of 2005. Solid sales in a number of product areas and through most geographic regions continued to drive the business forward. The German market remained weak from the impact of the changes in reimbursement for dental procedures, however began showing some signs of improvement.

Net income from continuing operations for the second quarter of 2005 was $57.9 million, or $0.71 per diluted share, an increase of 18.3% in diluted earnings per share from continuing operations compared to income from continuing operations of $49.2 million, or $0.60 per diluted share in the second quarter of 2004. The second quarter includes a net reduction of income tax expense of $1.8 million ($0.02 per diluted share) related to the settlement of audits of tax returns associated with prior periods.

Gary Kunkle, Chairman and Chief Executive Officer, stated that, "Our continuous flow of new products remains a driving force in growing our businesses around the world. We have made considerable progress in our major product categories and markets during the second quarter. The German market, however, remains weak relative to 2004, but has shown significant improvement versus the first quarter of 2005."

Mr. Kunkle also stated, "We are very pleased with the progress we have made during this period. This gives us further confidence in re-confirming our year-end 2005 earnings guidance of
$2.59-2.63 per dilutive share. The Company is also anticipating taking advantage of repatriating foreign earnings under Section 965 of the Internal Revenue Code however we are still finalizing our plans, including the size and timing of any repatriation. The tax impact of this potential repatriation is not included in our current earnings guidance for the year."



DENTSPLY will hold a conference call on Wednesday, July 27, 2005 at 8:30 AM Eastern Time. To access the call, dial 877-885-5820 (for domestic calls) and 706-643-9578 (for international calls). Conference I.D.: 7802293. This conference call will be broadcast live on the Internet at: www.dentsply.com. An audio replay of the conference call will be available for two weeks. To access the replay, please dial (800) 642-1687 (for domestic calls) and
(706) 645-9291 (for international calls).

DENTSPLY  designs,  develops,  manufactures  and  markets  a  broad range of products for the dental market. The Company believes that it is the world's leading manufacturer and distributor of dental prosthetics, precious metal dental alloys, dental ceramics, endodontic instruments and materials, prophylaxis paste, dental sealants, ultrasonic scalers, and crown and bridge materials; the leading United States manufacturer and distributor of dental handpieces, dental x-ray film holders, film mounts and bone substitute/grafting materials; and a leading worldwide manufacturer or distributor of dental injectible anesthetics, impression materials, orthodontic appliances, dental cutting instruments and dental implants. The Company distributes its dental products in over 120 countries under some of the most well-established brand names in the industry.

DENTSPLY is committed to the development of innovative, high quality, cost-effective new products for the dental market.

This press release contains forward-looking information (within the meaning of the Private Securities Litigation Reform Act of
1995) regarding future events or the future financial performance of the company that involve substantial risks and uncertainties. Actual events or results may differ materially from those in the projections or other forward-looking information set forth herein as a result of certain risk factors. These risk factors include without limitation; the continued strength of dental markets, the timing, success and market reception for our new and existing products, outcome of litigation, continued support of our products by influential dental professionals and changes in the general economic environment that could affect our business. Changes in such assumptions or factors could produce significantly different results.

For an additional description of risk factors, please refer to the Company's Annual Report on Form 10-K and its subsequent periodic reports on Forms 10-Q filed with the Securities and Exchange Commission.

                                               DENTSPLY INTERNATIONAL INC.
                                            CONSOLIDATED STATEMENTS OF INCOME
                                     (UNAUDITED, IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                     JUNE 30,                   JUNE 30,
                                                              -----------------------------   -----------------------------

                                                               2005         2004           2005         2004
                                                          ------------- -----------   -------------  -----------

NET SALES                                                  $ 444,834     $ 424,408     $ 851,809    $ 838,767
NET SALES - Ex Precious Metals                               400,759       373,181       770,095      731,770

COST OF PRODUCTS SOLD                                        217,551       212,352       415,585      422,819

GROSS PROFIT                                                 227,283       212,056       436,224      415,948
 % OF NET SALES                                                 51.1%         50.0%         51.2%        49.6%
 % OF NET SALES - Ex Precious Metals                            56.7%         56.8%         56.6%        56.8%

SELLING, GENERAL &
ADMINISTRATIVE EXPENSES                                      146,376       134,158       284,924      267,220

RESTRUCTURING (INCOME) COSTS                                    (228)          333            40        1,057
                                                           ---------     ---------     ---------    ---------

INCOME FROM OPERATIONS                                        81,135        77,565       151,260      147,671
 % OF NET SALES                                                 18.2%         18.3%         17.8%        17.6%
 % OF NET SALES - Ex Precious Metals                            20.2%         20.8%         19.6%        20.2%

NET INTEREST AND OTHER EXPENSE                                   682         5,214           457       10,710
                                                           ---------     ---------     ---------    ---------


PRE-TAX INCOME                                                80,453        72,351       150,803      136,961

INCOME TAXES                                                  22,560        23,129        43,861       41,971
                                                           ---------     ---------     ---------    ---------

INCOME FROM CONTINUING OPERATIONS                             57,893        49,222       106,942       94,990
 % OF NET SALES                                                 13.0%         11.6%         12.6%        11.3%
 % OF NET SALES - Ex Precious Metals                            14.4%         13.2%         13.9%        13.0%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS,
  NET OF TAX (INCLUDING GAIN ON SALE IN 2004 OF $43,031)        --            (179)         --         42,885
                                                           ---------     ---------     ---------    ---------
NET INCOME                                                 $  57,893     $  49,043     $ 106,942    $ 137,875
                                                           =========     =========     =========    =========

EARNINGS PER SHARE - BASIC:
   CONTINUING OPERATIONS                                   $    0.72     $    0.61     $    1.33    $    1.18
   DISCONTINUED OPERATIONS                                      --            --            --           0.54
                                                           ---------     ---------     ---------    ---------
TOTAL EARNINGS PER SHARE                                   $    0.72     $    0.61     $    1.33    $    1.72
                                                           =========     =========     =========    =========

EARNINGS PER SHARE - DILUTIVE:
   CONTINUING OPERATIONS                                   $    0.71     $    0.60     $    1.31    $    1.16
   DISCONTINUED OPERATIONS                                      --            --            --           0.53
                                                           ---------     ---------     ---------    ---------
TOTAL EARNINGS PER SHARE                                   $    0.71     $    0.60     $    1.31    $    1.69
                                                           =========     =========     =========    =========

DIVIDENDS PER SHARE                                        $  0.0600     $  0.0525     $  0.1200    $  0.1050

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
   -BASIC                                                     80,137        80,493        80,418       80,208
   -DILUTIVE                                                  81,608        82,089        81,941       81,796

                                             CONDENSED BALANCE SHEETS
                                             (UNAUDITED, IN THOUSANDS)


                                                   JUNE 30,    DECEMBER 31,
                                                     2005         2004
                                                  ---------    ----------
ASSETS

CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                      $  365,675   $  506,369
  ACCOUNTS AND NOTES RECEIVABLE-TRADE, NET          264,637      238,873
  INVENTORIES, NET                                  224,224      213,709
  OTHER CURRENT ASSETS                               92,592       97,458
     TOTAL CURRENT ASSETS                           947,128    1,056,409

PROPERTY,PLANT AND EQUIPMENT, NET                   378,114      407,527
GOODWILL, NET                                       954,802      996,262
IDENTIFIABLE INTANGIBLES ASSETS, NET                239,052      258,084
OTHER NONCURRENT ASSETS, NET                         53,226       79,863

TOTAL ASSETS                                     $2,572,322   $2,798,145


LIABILITIES AND STOCKHOLDERS' EQUITY:

CURRENT LIABILITIES                              $  373,409   $  404,607
LONG-TERM DEBT                                      658,077      779,940
OTHER LIABILITIES                                   108,145      110,829
DEFERRED INCOME TAXES                                64,381       58,196
                                                 ----------   ----------
    TOTAL LIABILITIES                             1,204,012    1,353,572

MINORITY INTEREST IN CONSOLIDATED SUBSIDIARIES          603          600
STOCKHOLDERS' EQUITY                              1,367,707    1,443,973

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $2,572,322   $2,798,145